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                                                                   EXHIBIT 23.02

CONSENT OF THE BLACKSTONE GROUP L.P.

                        [THE BLACKSTONE GROUP LETTERHEAD]





                                  May 18, 1999



Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota 55401

Ladies and Gentlemen:

         We hereby consent to the inclusion in the Registration Statement on Form S-4 (the "Registration Statement"), relating to the proposed merger of New Century Energies, Inc. ("NCE") with and into Northern States Power Company, a Minnesota corporation ("NSP"), of our opinion letter, dated March 24, 1999, to the Board of Directors of NSP appearing as Appendix C to the Joint Proxy Statement/Prospectus which comprises part of the Registration Statement, and to the references to such opinion and our firm's name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission (the "SEC") thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

THE BLACKSTONE GROUP L.P.


By: /s/ The Blackstone Group L.P.
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